Exhibit 4.01

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

TAMANDARE EXPLORATIONS INC.

8% SECURED CONVERTIBLE DEBENTURE

$____________	New York, New York

Dated as of: October 7, 2011

In consideration of the receipt of $_________, the undersigned, Tamandare Explorations Inc., a Nevada corporation (“Issuer”), hereby promises to pay, in accordance with the Subscription Agreement (the “Subscription Agreement”), dated as of October 7, 2011, by and between Issuer and ____________ (“Holder”), on the Maturity Date (as hereinafter defined), the principal amount of __________ ($_______) Dollars, unless this debenture (“Debenture”) is earlier converted in accordance with Section 1.2 or Section 3, and interest shall accrue hereon from the date hereof and be payable as provided herein, unless earlier converted in accordance with Section 1.2 or Section 3 hereof or earlier repaid in accordance with Section 1.4 hereof.

This Debenture is the secured convertible debenture referred to in the Subscription Agreement and is entitled to the benefits thereof, is secured as provided in the security agreement with the Issuer, as the same may be amended, modified, restated or supplemented from time to time (the “Security Agreement”) and is subject to conversion as set forth in Sections 1.2 and Section 3 hereof.  This Debenture, and all representations, warranties, covenants and agreements contained in the Subscription Agreement, shall be binding upon Issuer and its successors and assigns.

This Debenture is one of a series of secured convertible debentures of like tenor and ranking (collectively, the “Debentures”) made by the Issuer in favor of certain investors dated of even date herewith, and issued, from time to time, on and after the date hereof, all upon terms set forth in Subscription Agreement.

1.           Terms of the Debenture.

1.1           Interest; Interest Rate; Repayment.

(a) This Debenture shall bear interest at the rate of eight (8%) percent (the “Interest Rate”) per annum based on a 360-day year.  Interest shall be payable on the Maturity Date.

(b) The principal outstanding, plus all accrued but unpaid interest hereunder, shall be payable in cash on the earlier of (i) 12 months from the date of the Debenture, or (ii) the date of closing of the PIPE Financing (as hereinafter defined) (such earlier date being the “Maturity Date”).  “PIPE Financing” shall mean the private placement of equity, equity equivalent, convertible debt or debt financing in which Issuer receives gross proceeds, in one or more transactions, of at least Four Million Dollars ($4,000,000), or such lower amount equal to Four Million Dollars ($4,000,000) minus the amount of Debentures in excess of One Million Five Hundred Thousand Dollars ($1,500,000), but not to be reduced below Three Million Dollars ($3,000,000).

(c) The principal amount and interest thereon shall not be prepaid in whole or in part by the Issuer.

(d) All monetary payments to be made by Issuer hereunder shall be made in lawful money of the United States by check or wire transfer of immediately available funds.

(e) If all or a portion of the principal amount of this Debenture or any interest payable thereon shall not be repaid when due, whether on the Maturity Date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is five percent (5%) above the Interest Rate (i.e., 13%) from the date of such non-payment until such amount is paid in full (as well after as before judgment).

1.2           Election to Convert into PIPE Financing.  The Holder shall have the right, at his option, at any time on or before the repayment of the Debenture, to convert, in whole or in part, subject to the terms and provisions hereof, the principal amount of the Debenture and interest accrued through the date of conversion into securities to be issued by Issuer in the PIPE Financing at the offering price in the PIPE Financing (the “PIPE Securities”). No fractional PIPE Securities shall be issued upon conversion.  In lieu of any fractional PIPE Securities to which Purchaser would otherwise be entitled, Issuer shall pay cash in an amount equal to such amount of principal and/or interest of the Debenture not converted.

1.3           Conversion Procedures.  Upon conversion of this Debenture as provided in Section 1.2 hereof, Holder shall surrender this Debenture, appropriately endorsed, to Issuer at Issuer’s principal office, accompanied by written notice to Issuer setting forth the name or names (with address(es)) in which the PIPE Securities issuable upon such conversion shall be issued and registered on the books of Issuer.  This Debenture shall be marked cancelled on the books of Issuer as of the date of the PIPE Financing, whether or not surrendered.

1.4           Payment Rights Upon Merger, Consolidation, Etc.  If, at any time, prior to the Maturity Date, Issuer proposes to consolidate with, or merge into, another corporation or entity, or to effect any sale or conveyance to another corporation or other entity of all or substantially all of the assets of Issuer, or effect any other corporate reorganization, in which the stockholders of Issuer immediately prior to such consolidation, merger, reorganization or sale would own capital stock of the entity surviving such merger, consolidation, reorganization or sale representing less than fifty (50%) percent of the combined voting power of the outstanding securities of such successor or combined entity immediately after such consolidation, merger, reorganization or sale (a “Liquidation Event”), then Issuer shall provide Holder with at least ten (10) days’ prior written notice of any such proposed action, and Holder will, at its option, have the right to demand immediate payment of all amounts due and owing under this Debenture.  Holder will give Issuer written notice of such demand within five (5) days after receiving notice of the Liquidation Event.  All amounts (including all accrued and unpaid interest) due and owing under this Debenture shall be paid by Issuer to Holder within five (5) days from the date of such written notice by Holder via wire transfer(s) of immediately available funds, in accordance with written instructions provided to Issuer by Holder.

1.5           Other Assurances.  Issuer shall not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer, but shall at all times in good faith assist in the carrying out of all the provisions of this Debenture and in taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder herein against impairment.

1.6           Security Interest.  This Debenture shall be secured by the assets of the Issuer, as set forth in the Security Agreement and Pledge and Security Agreement.

2.           Events of Default.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)           Issuer shall fail to pay any amount payable under this Debenture, including but limited to installments of interest and/or principal, within three (3) business days after such payment becomes due (at the Maturity Date, an Interest Payment Date or other date) in accordance with the terms hereof;

(ii)           Except for accounts payable outstanding as of the date of this Debenture, Issuer shall fail to pay when due (following the expiration of applicable notice and cure periods), whether upon acceleration, prepayment obligation or otherwise, any indebtedness for money due, individually or in the aggregate, involving an amount in excess of $50,000;

(iii)           Any representation, warranty, covenant or agreement made by Issuer in the Subscription Agreement, the Security Agreement, or this Debenture was incorrect in any material respect on or as of the date made;

(iv)           Issuer shall default, in any material respect, in the observance or performance of any other agreement contained in this Debenture or any other agreement or instrument contemplated by this Debenture or the Subscription Agreement, and such default shall continue unremedied for a period of fifteen (15) days after written notice to Issuer of such default;

(v)           (a) Issuer shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment or a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Issuer any case, proceeding or other action of a nature referred to in clause (a) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (c) there shall be commenced against Issuer any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (d) Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (a), (b) or (c) above; or (e) Issuer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (x) if such event is an Event of Default specified in subsection (v) above of this Section 2, automatically this Debenture (with all accrued and unpaid interest thereon) and all other amounts owing under this Debenture shall immediately become due and payable, and (y) if such event is any other Event of Default, Holder may, by written notice to Issuer, declare this Debenture (with all accrued and unpaid interest thereon) and all other amounts owing under this Debenture to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 2, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Issuer.

3.  Conversion.

3.1           Optional Conversion. If the PIPE Financing has not closed on or prior to the date that is 12 months from the date of this Debenture, in addition to any and all other amounts due and payable hereunder, the Holder shall be entitled, at its option, to deliver to the Issuer a notice of conversion (a “Notice of Default Conversion”) in the form attached hereto as Exhibit A, specifying therein that the entire principal amount of the Debenture, plus all accrued interest, is to be converted and the date on which such conversion is to be effected (a “Default Conversion Date”).  If the Holder elects to convert this Debenture into shares of Common Stock (a “Default Conversion”), then the number of shares of Common Stock issuable upon such conversion shall be an amount of Common Stock equal to the Pro Rata Portion (as defined below) of 24% of the Fully Diluted Shares Outstanding (as defined below), after giving effect to the default conversion, determined by quotient of (x) the Fully Diluted Shares Outstanding at the Default Conversion Date and (y) 76%.  If the Holder elects to convert the principal of this Debenture into shares of Common Stock, then the number of shares of Common Stock issuable upon such conversion shall be determined by dividing the principal amount of this Debenture by $3,000,000 (the “Pro Rata Portion”).  For example, if the principal amount of this Debenture is $600,000, then upon a Default Conversion, Holder would be entitled to 4.8% of the Fully Diluted Shares Outstanding, which represents 20% ($600,000/$3,000,000) of the 24% of the Fully Diluted Shares Outstanding.

For purposes of this Debenture, “Fully Diluted Shares Outstanding” means the sum of (i) the shares of Common Stock issued and outstanding and (ii) shares of Common Stock issuable upon exercise or conversion of outstanding Issuer derivative securities.

3.2           Reservation of Common Stock.  The Issuer covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon Default Conversion of the Debenture, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of the Debenture.  The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

3.3           Exercise Limitations.  The Issuer shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, pursuant to Sections 1 or 3 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Default Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Issuer is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 3.3 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Default Conversion shall be deemed to be the Holder’s determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Issuer or (C) any other notice by the Issuer or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Issuer shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture.  The Holder, upon not less than 61 days’ prior notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3.3 shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Issuer.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

3.4           Concerning the Shares.  The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Issuer’s transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”).  Except as otherwise provided in the Subscription Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Issuer shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Issuer’s transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Issuer shall cause its counsel to issue any legal opinion to the Issuer’s transfer agent promptly if required by the transfer agent to effect the removal of the legend hereunder, and the Issuer shall be liable for such costs of such legal opinion.

4.  Additional Consideration at Maturity.

Upon the earlier of repayment of this Debenture, the mandatory conversion pursuant to Section 1.2 or optional conversion pursuant to Section 3, the Holder will be entitled to receive, at the Holder’s election, either (i) a warrant, in the form attached hereto as Exhibit B, to purchase such number of shares of the Issuer’s Common Stock equal to the principal amount of this Debenture divided by the price per share in the PIPE Financing, or (ii) such number of shares of the Issuer’s Common Stock equal to 33% of the principal amount of this Debenture divided by the price per share in the PIPE Financing.

5.  Miscellaneous.

5.1           Interest Rate.  Any interest payable hereunder that is in excess of the maximum interest rate permitted under applicable law shall be reduced to the maximum interest rate permitted under such applicable law.

5.2           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Issuer:

Tamandare Explorations Inc.
c/o Tonix Pharmaceuticals, Inc.
509 Madison Avenue, Suite 306
New York, New York 10022
Attn:  Seth Lederman
Facsimile: (212) 923-5700

With a copy (which copy shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn:  Marc J. Ross, Esq.
Facsimile: (212) 930-9725

If to Holder at its address as furnished in the Subscription Agreement.

5.3           Further Indebtedness. No indebtedness of the Issuer is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.  Without the Holder’s consent, the Issuer will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior or pari passu in any respect to the obligations of the Issuer under this Debenture.

5.4           Entire Agreement; Exercise of Rights. (a) This Debenture embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  No amendment of any provision of this Debenture shall be effective unless it is in writing and signed by each of the parties; and no waiver of any provision of this Debenture, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Debenture, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Debenture, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

5.5           Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

5.6            Transferability. This Debenture shall not be transferable in any manner without the express written consent of Issuer, which consent may not be unreasonably withheld.

*********************

IN WITNESS WHEREOF, the parties hereto have executed this Debenture on the date first above written.

TAMANDARE EXPLORATIONS INC.

By:
Name:
Title:

EXHIBIT “A”

NOTICE OF DEFAULT CONVERSION

(To be executed by the Holder in order to convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert the principal amount of the above Debenture, as well as all accrued but unpaid interest on such converted principal amount as of the date hereof, into the Holder’s Pro Rata Portion of the Fully Diluted Shares Outstanding.

Conversion Date:

Signature:

Name:

Address:

Please issue the securities in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

EXHIBIT “B”

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

TAMANDARE EXPLORATIONS INC.

Warrant Shares: [_______]	Initial Exercise Date: ______ __, 201_

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the three year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Tamandare Explorations Inc., a Nevada corporation (the “Company”), up to ______ shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated October 7, 2011, among the Company and the purchasers signatory thereto.

Section 2.                      Exercise.

a) Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $[Subsequent Offering Price], subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise.  If at any time after the 18 month anniversary of the date of the Original Issue Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

e) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.

ii. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                      Call Provision.  Subject to the provisions of Section 2(c) and this Section 3, if, after the effective date of the registration statement in which the shares of Common Stock issuable upon exercise of this Warrant shall be included (the “Effective Date”), the VWAP for each of twenty (20) consecutive Trading Days (the “Measurement Period”, which twenty (20) Trading Day period shall not have commenced until after the Effective Date) equals or exceeds $[200% of PIPE price] (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) (the “Threshold Price”), then the Company may, within one Trading Day of the end of such period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”).  To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies.  If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 5;00 p.m. (New York City time) on the 30th day after the date the Call Notice is received by the Holder (such date, the “Call Date”).  Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice.  In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 5:00 p.m. (New York City time) on the Call Date.  The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant.  For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices).  Subject again to the provisions of this Section 3, the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise.  Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any Call Notice will be void), unless, from the beginning of the 5th consecutive Trading Day used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by  5:00 p.m. (New York City time) on the Call Date, (ii) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares and (iii) there is a sufficient number of authorized shares of Common Stock for issuance upon exercise of this Warrant.  The Company’s right to Call the Warrant shall be exercised ratably among the Holders based on each Holder’s initial purchase of Units.

Section 4.                      Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) RESERVED.

c) Favored Nations Provision.  For as long as the Warrant is outstanding, the Exercise Price of the Warrant shall be subject to price protection adjustment on the same terms and conditions of any warrants issued to investors in the PIPE Financing (as defined in the debentures issued pursuant to the Subscription Agreement) or any financing prior to the PIPE Financing.

d) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 5.                      Transfer of Warrant.

a) Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 5(d) hereof and to the provisions of the Subscription Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of the Subscription Agreement.

Section 6.                      Miscellaneous.

a) No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock such number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

f) Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

i) Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to a majority of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

m) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************
(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

TAMANDARE EXPLORATIONS INC.

By:
Name
Title

NOTICE OF EXERCISE

TO:           TAMANDARE EXPLORATIONS INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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